Exhibit 99

For  Immediate Release                 Contact: Rick DeLisi
July  30, 2003           Director, Corporate Communications
                                              (703)650-6550

       Atlantic Coast Airlines Holdings, Inc. Reports
     Second Quarter 2003 Financial and Operating Results

Dulles, VA, (July 30, 2003) - Atlantic Coast Airlines Holdings, Inc. (Nasdaq/NM: ACAI), parent of Atlantic Coast Airlines (ACA), today reported-based on accounting principles generally accepted in the United States
(GAAP)-net income of $45.7 million ($1.01 per diluted share) for the second quarter 2003 compared to net income of $17.4 million ($0.38 per diluted share) for the second quarter 2002. The company's results for second quarter 2003 and 2002 include several special items as noted below and in the pro forma financial results attached. Excluding these charges and credits, the company would have reported net income of $17.2 million ($0.38 per diluted share) for 2003 compared to $14.1 million ($0.30 per diluted share) for 2002.

The company's second quarter 2003 results were affected by the items noted below:

--The  company recorded a $34.6 million ($20.4 million after tax) credit to income to reverse a portion of the retirement charge it recorded for Jetstream-41 (J-41) aircraft in 2001 and 2002. The credit, which does not affect cash in the current period, was due to delays in the company's retirement schedule for its J-41 turboprop fleet as a result of uncertainty over the company's contractual relationship with United. The company believes that it will not complete the retirement of the turboprop aircraft originally planned to be retired by year-end. The company anticipates that the remaining J-41s will be retired during 2004 and that it will record a charge as these turboprops are retired.

--The company recently reached an agreement with United on fee-per-departure rates for 2003. The company's second quarter revenue includes $12.3 million ($7.3 million after tax) of additional revenue associated with this agreement as a result of changes to estimates used in the first quarter of 2003.

--In  the second quarter of 2003, the company recorded  $1.5 million ($0.9 million after tax) in government compensation under the Emergency Wartime Supplemental Appropriations Act.

During  the second quarter 2003, ACA generated approximately
1.1 billion available seat miles (ASMs), an increase of 6.6 percent over the same period last year. The company carried 2,181,332 passengers, an increase of 22.2 percent over the same period last year.

Load factor improved 7.7 points to 75.3% for the second quarter compared to 67.6% in the second quarter 2002.

On July 28, 2003, the company announced it anticipates that its longstanding relationship with United Airlines will end, and that it will establish a new, independent low-fare airline to be based at Washington Dulles International Airport.

Statements in this press release and by company executives regarding its implementation of new business strategies and its relationship with United Airlines, Inc., as well as regarding operations, earnings, revenues and costs, represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such risks and uncertainties include, among others: United's option under bankruptcy rules to assume or reject the existing United Express Agreement, and the fact that the company cannot predict the timing or outcome of United's decision process; the timing and impact on the company's ability to operate an independent airline of any disengagement by the company as a United Express carrier under the United Express Agreement or pursuant to bankruptcy court proceedings; the company's ability to collect pre-petition obligations from United or to offset pre-petition obligations due to United, and to collect post-petition amounts due from United for rate adjustments due to be paid later in 2003; the continued financial health of Delta Air Lines, Inc., and the ability and willingness of Delta to continue to deploy the company's aircraft and to utilize and pay for scheduled service at agreed upon rates; the ability to acquire and obtain financing for any additional aircraft intended to be operated under its new business plan and other possible consequences of credit evaluations of the company's new business plan; the ability to efficiently transition out of the United Express program; unanticipated events or circumstances that could impact the company's ability to implement its new business strategy; the revenue and cost assumptions utilized in developing the company's new business strategy; reactions from competitors, which may include pricing and service decisions in markets where the company may operate; general economic and industry conditions; additional acts of war; and risks and uncertainties arising from the events of September 11, the impact of the outbreak of Severe Acute Respiratory Syndrome on travel and from the slow economy, any of which may impact the company, its aircraft manufacturers and its other suppliers in ways that the company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in ACAI's Annual Report on Form 10-K for the year ended December 31, 2002 and in its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2003. These statements are made as of July 30, 2003 and ACA undertakes no obligation to update any such forward-looking information, including as a result of any new information, future events, changed expectations or otherwise.

ACA has a fleet of 148 aircraft-including 118 jets-and offers approximately 840 daily departures, serving 84 destinations in the U.S. and Canada. The company employs over 4,800 aviation professionals. The common stock of parent company Atlantic Coast Airlines Holdings, Inc. is traded on the Nasdaq National Market under the symbol ACAI. For more information about ACA, visit our website at www.atlanticcoast.com.

           Condensed Consolidated Financial Results
           (in thousands, except per share amounts)
                          Unaudited
                 Second Quarter Ended June 30,

                                2003        2002         Pct.
                                                       Change
Operating revenues:
Passenger revenue           $ 223,720   $ 185,611       20.5%
Other revenue                   3,410       2,582       32.1%
Total operating revenues      227,130     188,193       20.7%

Operating expenses:
Salaries and related costs     53,657      49,112        9.3%
Aircraft fuel                  32,458      27,818       16.7%
Aircraft maintenance
 and materials                 20,390      20,089        1.5%
Aircraft rentals               32,356      27,391       18.1%
Traffic commissions and
 related fees                   5,831       5,209       11.9%
Facility rents and
 landing fees                  12,674      10,874       16.6%
Depreciation and
 amortization                   7,009       4,934       42.1%
Other                          20,135      18,896        6.6%
Aircraft early retirement
 charge                       (34,586)     (4,763)     626.1%
Total operating expenses      149,924     159,560       (6.0%)

Operating income               77,206      28,633      169.6%

Non-operating income
 (expense)                     (1,210)       (272)    (344.9%)                           )
Government compensation         1,520         944       61.0%
Income before taxes            77,516      29,305      164.5%
Income tax provision           31,781      11,869      167.8%

Net income                  $  45,735   $  17,436      162.3%


Net income per common and
 common equivalent shares:

        Basic               $    1.01   $    0.39
        Diluted             $    1.01   $    0.38

Weighted average number
 of common and common
 equivalent shares
        Basic                  45,247      45,115
        Diluted                45,344      46,305


                        Operating Statistics-Second Quarter

                                      2003        2002          Pct.
                                                              Change
Revenue passenger miles (000's)     854,915     719,754       18.8%
Available seat miles (000's)      1,135,166   1,065,335        6.6%
Load Factor                           75.3%       67.6%     7.7pts.
Passengers                        2,181,332   1,784,925       22.2%
Revenue departures                   73,249      69,153        5.9%
Revenue block hours                 103,494     101,169        2.3%
Yield per RPM (cents)                  26.2        25.8        1.6%
Passenger revenue per ASM (cents)      19.7        17.4       13.2%
Operating cost per ASM (cents)         13.2        15.0      (12.0%)
Operating cost per ASM excluding
 aircraft early retirement
 charge (cents)                        16.3        15.4        5.8%
Operating cost per ASM
 excluding fuel and
 aircraft early retirement
 charge (cents)                        13.4        12.8        4.7%
Operating margin                      34.0%       15.2%    18.8pts.
Operating margin excluding
 aircraft early
 retirement charge                    18.8%       12.7%     6.1pts.
Average passenger trip
 length (miles)                         392         403      (2.7%)

            Condensed Consolidated Financial Results
            (in thousands, except per share amounts)
                          Unaudited
                  Six Months Ended June 30,

                                2003        2002         Pct.
                                                       Change
Operating revenues:
Passenger revenue           $ 422,322   $ 356,302       18.5%
Other revenue                   9,017       4,857       85.6%
Total operating revenues      431,339     361,159       19.4%

Operating expenses:
Salaries and related costs    109,178      94,864       15.1%
Aircraft fuel                  72,309      51,652       40.0%
Aircraft maintenance
 and materials                 42,650      33,961       25.6%
Aircraft rentals               64,095      54,063       18.6%
Traffic commissions and
 related fees                  12,267      10,269       19.5%
Facility rents and
 landing fees                  24,701      21,499       14.9%
Depreciation and
 amortization                  13,119       9,533       37.6%
Other                          46,549      37,749       23.3%
Aircraft early retirement
 charge                       (34,586)     (4,763)     626.1%
Total operating expenses      350,282     308,827       13.4%

Operating income               81,057      52,332       54.9%

Non-operating income
 (expense)                     (1,678)         95     1866.3%                           )
Government compensation         1,520         944       61.0%
Income before taxes            80,899      53,371       51.6%
Income tax provision           33,169      21,615       53.5%

Net income                  $  47,730   $  31,756       50.3%


Net income per common and
 common equivalent shares:

        Basic               $    1.06   $    0.71
        Diluted             $    1.05   $    0.69

Weighted average number
 of common and common
 equivalent shares
        Basic                  45,236      44,897
        Diluted                45,334      46,341

                      Operating Statistics-Six Months Ended June 30,

                                      2003        2002          Pct.
                                                              Change
Revenue passenger miles (000's)   1,600,999   1,321,390       21.2%
Available seat miles (000's)      2,235,709   2,122,667        5.3%
Load Factor                           71.6%       62.3%     9.3pts.
Passengers                        4,103,941   3,325,126       26.9%
Revenue departures                  145,268     135,556        7.2%
Revenue block hours                 209,112     199,876        4.6%
Yield per RPM (cents)                  26.4        27.0       (2.2%)
Passenger revenue per ASM (cents)      18.9        16.8       12.5%
Operating cost per ASM (cents)         15.7        14.5        8.3%
Operating cost per ASM excluding
 aircraft early retirement
 charge (cents)                        17.2        14.8       16.2%
Operating cost per ASM
 excluding fuel and
 aircraft early retirement
 charge (cents)                        14.0        12.3       13.8%
Operating margin                      18.8%       14.5%     4.3pts.
Operating margin excluding
 aircraft early
 retirement charge                    10.8%       13.2%    (2.4pts.)
Average passenger trip
 length (miles)                         390         408       (4.4%)

                Pro-Forma Financial Results
          (in thousands, except per share amounts)


      Second Quarter 2003                 Income      Net        EPS
                                          Before    Income
                                            Tax
Income as reported in
 accordance with GAAP                  $  77,516  $  45,735   $ 1.01
Reversal of the J-41 retirement charge   (34,586)   (20,406)   (0.45)
Portion of the United rate settlement
 related to previous period              (12,343)    (7,282)   (0.16)
Government compensation                   (1,520)      (897)   (0.02)

Pro-forma results                      $  29,067  $  17,150   $ 0.38


      Second Quarter 2002                 Income      Net        EPS
                                          Before    Income
                                           Tax
Income as reported in
 accordance with GAAP                  $  29,305  $  17,436   $ 0.38
Reversal of the J-41 retirement charge    (4,763)    (2,834)   (0.06)
Portion of the Delta rate settlement
 related to previous period               (3,446)    (2,050)   (0.05)
Out of period disputed
 maintenance expense                       3,476      2,068     0.05
Government compensation                     (944)      (562)   (0.02)

Pro-forma results                      $  23,628  $  14,058   $ 0.30


Six Months Ended June 30, 2003            Income      Net        EPS
                                          Before    Income
                                           Tax
Income as reported in
 accordance with GAAP                  $  80,899  $  47,730   $ 1.05
Reversal of the J-41 retirement charge   (34,586)   (20,406)   (0.45)
Government compensation                   (1,520)      (897)   (0.02)

Pro-forma results                      $  44,793  $  26,427   $ 0.58


Six Months Ended June 30, 2002            Income      Net        EPS
                                          Before    Income
                                           Tax
Income as reported in
 accordance with GAAP                  $  53,371  $  31,756   $ 0.69
Reversal of the J-41 retirement charge    (4,763)    (2,834)   (0.06)
Out of period disputed
 maintenance expense                       3,476      2,068     0.04
Government compensation                     (944)      (562)   (0.02)

Pro-forma results                      $  51,140  $  30,428   $ 0.65

Notes to Pro-Forma Financial Results:
The company's Pro-Forma Financial Results present non-GAAP financial measures that the company uses for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. Management strongly encourages investors to review the company's financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

With  respect to the specific matters addressed in the  Pro-
Forma Financial Results, the company has excluded the following items for the reasons addressed below:

- Reversal of the J-41 retirement charge: This entry represents the reversal of a previous non-cash charge. The company excludes for pro forma results both charges and credits, if any, associated with the retirement of aircraft from its fleet. These amounts typically represent the expense of future commitments, are not considered by management to be indicative of current period operations. Under Financial Accounting Standards Board Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which the company adopted on January 1, 2003, liabilities for the costs associated with retirement of the company's remaining J-41s will be recognized when the liabilities are incurred.

- Portions of the United rate settlement (2003) and Delta rate settlement (2002) related to a previous period: The company records its revenue based on fee per departure rates paid by its partners, which rates are subject to adjustment annually. When rates are not agreed as of the completion of a given period, the company records its revenue based on an estimate of the rates. Upon agreement on rates, the company records, in the period rates are agreed, adjustments for the estimates made for the prior periods. Management believes that the adjustments for the impact of changes to estimates provide additional information for period-to-period comparisons of operating performance.

- Government compensation: The government payments are based on special legislation for specific areas for which the government has determined to provide benefits to airlines. These payments are not treated as operating income in the company's financial statements and are not considered by management when evaluating the company's performance.

- Out of period disputed maintenance expense: The company records certain of its maintenance expense based on power by the hour agreements. When payments due are in dispute, the company records its expense based on an estimate of the amounts due. These estimates are changed from time to time based on subsequent events, analysis, or agreements. Upon such changes in estimates, the company records, in the period during which the change in estimate is made, adjustments for the estimates made for the prior periods. Management believes that the current period should be analyzed without the impact of the adjustments for the estimates made for prior periods.

                            Condensed Consolidated Balance Sheet
                                   June 30    December 31,
                                     2003         2002
                                  Unaudited     Audited      %
                                   (000s)        (000s)   Change
Current assets:
Cash, cash equivalents and
 short-term investments           $ 220,726   $ 242,621   (9.0%)
Accounts receivable, net             36,912      13,870   166.1%
Other current assets                121,266      69,041    75.6%
Total current assets                378,904     325,532    16.4%

Property and equipment, net         291,778     195,413    49.3%
Aircraft deposits                    44,210      44,810   (1.3%)
Other assets                          9,380       9,383        -

Total assets                      $ 724,272   $ 575,138    25.9%

Current liabilities:
Accounts payable                  $  27,344   $  22,475    21.7%
Current portion of long-term debt     8,842       6,349    39.3%
Accrued liabilities                 112,018      84,377    32.8%
Accrued aircraft early
 retirement charge                    1,844      14,700   (87.5%)
Total current liabilities           150,048     127,901    17.3%

Long-term debt, less
 current portion                    109,393      54,291   101.5%
Aircraft early retirement
 charge, less current portion        10,039      31,768   (68.4%)
Other long-term liabilities         130,694      85,810    52.3%
Total liabilities                   400,174     299,770    33.5%

Stockholders' equity                324,098     275,368    17.7%

Total liabilities and
 stockholders' equity             $ 724,272   $ 575,138    25.9%